Calculation of Filing Fee Tables
S-8
ICU MEDICAL INC/DE
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.10 par value per share	Other	2,150,000	$ 126.11	$ 271,136,500.00	0.0001531	$ 41,511.00
Total Offering Amounts:						$ 271,136,500.00		$ 41,511.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 41,511.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.10 per share ("Common Stock"), of ICU Medical, Inc. (the "Company") that may become issuable under the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan (as amended, the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. To the extent that any shares covered by an award under the Plan are forfeited, canceled or expire, such shares of Common Stock will be available for issuance under the Plan. (2) Represents an aggregate of 2,150,000 shares of Common Stock that became issuable under the Plan pursuant to the Third Amendment (the "Third Amendment") to the Plan. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market LLC on August 1, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A